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                                                                   EXHIBIT 10.61

                        TERMS OF COMPENSATION ARRANGEMENT
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NAME:                         Blair Lambert

EXPECTED DATE OF HIRE:        January 18, 2005

TITLE:                        Chief Operating Officer

BASE SALARY:                  $385,000

BONUS PLAN:                   Discretionary, target payout at 75% of base salary

STOCK OPTIONS:                100,000 shares with an exercise price = fair
                              market value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional 1/48 monthly thereafter

RESTRICTED STOCK AWARD:       50,000 shares, vesting 1/2 on the second
                              anniversary of the grant date and an additional
                              1/48 monthly thereafter

HEALTH BENEFITS:              medical, dental & vision insurance

401K:                         3% match, eligible after 6 months.

MANAGEMENT CHANGE             If involuntary termination following change of
OF CONTROL PLAN:              control, eligible for payment = three times annual
                              salary, pro-rated bonus, paid out in a single lump sum, less applicable taxes, and 18 months of health benefits coverage.

MANAGEMENT                    Eligible for 50% severance payment of gross base
SEVERANCE PLAN:               salary if involuntarily terminated other than for
                              death, disability or cause, to be paid in equal monthly payments over a 12-month period.
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